Third Amendment to Credit Agreement

This Third Amendment to Credit Agreement is dated as of May 20, 2008 (this “Amendment”), among AMCOL International Corporation (the “Company”), the Borrowing Subsidiaries, the guarantors party hereto, the financial institutions listed on the signature pages hereof as Lenders, and Harris N.A. (“Harris”), as administrative agent (in such capacity, the “Administrative Agent”).

Preliminary Statements

A.The Company, the Borrowing Subsidiaries, the guarantors party thereto (the “Guarantors”), the financial institutions party thereto as Lenders, and the Administrative Agent have heretofore entered into that certain Credit Agreement, dated as of November 10, 2005 (as amended, the “Credit Agreement”); and

B.The Company has asked the Lenders and the Administrative Agent to amend the Credit Agreement to increase the aggregate Revolving Credit Commitments, extend the Revolving Credit Termination Date, amend certain covenants, add new Lenders, and make certain other modifications to the Credit Agreement and the Lenders and the Administrative Agent are willing to do so on the terms and conditions set forth in this Amendment.

Now, Therefore, in consideration of the premises set forth above, the terms and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Article I
Definitions

Section 1.1.Use of Defined Terms. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in the Credit Agreement shall have such meanings when used in this Amendment.

Article II
Amendments

Section 2.1.Section 1.1 of the Credit Agreement is hereby amended in its entirety and as so amended shall read as follows:

Section 1.1. Revolving Credit Commitments. Subject to the terms and conditions hereof, each Lender, by its acceptance hereof, severally agrees to make a loan or loans (individually a “Revolving Loan” and collectively the “Revolving Loans”) in U.S. Dollars, Euros and Pound Sterling to the Company, in Euros and Pound Sterling to AMCOL Minerals Europe, in Pound Sterling or Euros to CETCO Europe, in Euros to the Polish Borrower, in Australian Dollars to the Australian Borrower, from time to time on a revolving basis in an aggregate outstanding Original Dollar Amount up to the amount of such Lender’s Revolving Credit Commitment, subject to any reductions thereof pursuant to the terms hereof, before the Revolving Credit Termination Date; provided that (i) the sum of the aggregate Original Dollar Amount of Revolving Loans, Swing Loans, and L/C Obligations at any time outstanding shall not exceed the Revolving Credit Commitments in effect at such time, (ii) the sum of the aggregate Original Dollar Amount of all Loans outstanding to the Company denominated in Euros and Pound Sterling shall not exceed $50,000,000, (iii) the sum of the aggregate principal amount of all Loans denominated in Euro outstanding to AMCOL Minerals Europe shall not exceed €15,000,000 and the sum of the aggregate principal amount of all Loans denominated in Pound Sterling to AMCOL Minerals Europe shall not exceed £7,500,000, (iv) the sum of the aggregate principal amount of all Loans denominated in Euro outstanding to CETCO Europe shall not exceed €5,000,000 and the sum of the aggregate principal amount of all Loans denominated in Pound Sterling to CETCO Europe shall not exceed £7,500,000, (v) the sum of the aggregate principal amount of all Loans outstanding to the Polish Borrower shall not exceed €5,000,000 and (vi) the sum of the aggregate principal amount of all Loans outstanding to the Australian Borrower shall not exceed AUD5,000,000. Each Borrowing of Revolving Loans shall be made ratably by the Lenders in proportion to their respective Percentages. As provided in Section 1.5(a) hereof, the Company may elect that each Borrowing of Revolving Loans denominated in U.S. Dollars be either Base Rate Loans or Eurocurrency Loans. All Revolving Loans denominated in an Alternative Currency shall be Eurocurrency Loans. Revolving Loans may be repaid and the principal amount thereof reborrowed before the Revolving Credit Termination Date, subject to the terms and conditions hereof.

Section 2.2.Section 1.6 of the Credit Agreement is hereby amended by deleting the phrase “a Eurocurrency Loan, 1, 2, 3 or 6 months thereafter” in such section and inserting in its place the phrase “a Eurocurrency Loan, 1, 2, 3 or 6 or, if such option is available to all the Lenders, 9 or 12 months thereafter”.

Section 2.3.Section 1.15 of the Credit Agreement is hereby amended by deleting clause (i) appearing in the first sentence thereof and inserting in its place the following:

(i) any increase of the aggregate amount of the Revolving Credit Commitments to an amount in excess of $275,000,000 will require the approval of the Required Lenders, and

Section 2.4.Section 2.1 of the Credit Agreement is hereby amended by inserting new subsection (d) immediately following subsection (c) as follows:

(d) Utilization Fee. The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Percentage, a utilization fee of 0.25% per annum (calculated on the basis of a year of 360 days and the actual number of days elapsed) times the Original Dollar Amount of all Revolving Loans, Swing Loans and L/C Obligations outstanding on each day that the Original Dollar Amount of all Revolving Loans, Swing Loans and L/C Obligations outstanding exceed 50% of the actual daily amount of the aggregate Commitments then in effect (or, if terminated, in effect immediately prior to such termination). The utilization fee shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing June 30, 2008, and on the Revolving Credit Termination Date (and, if applicable, thereafter on demand). The utilization fee shall be calculated quarterly in arrears. The utilization fee shall accrue at all times, including at any time during which one or more of the conditions in Section 7.1 is not met.

Section 2.5.The defined term “Applicable Margin” contained in Section 5.1 of the Credit Agreement is hereby amended by deleting the schedule appearing therein and inserting in its place the following:

Level	Total Senior Funded Debt/EBITDA Ratio for such Pricing Date	Applicable Margin for Base Rate Loans and Reimbursement Obligations shall be:	Applicable Margin for Eurocurrency Loans and Letter of Credit Fee shall be:	Applicable Margin for Commitment Fee shall be:

V	Greater than or equal to 2.50 to 1.0	0.50%	2.00%	0.375%

IV	Less than 2.50 to 1.0, but greater than or equal to 2.00 to 1.0	0.25%	1.75%	0.30%

III	Less than 2.0 to 1.0, but greater than or equal to 1.5 to 1.0	0%	1.50%	0.25%

II	Less than 1.5 to 1.0, but greater than or equal to 1.0 to 1.0	0%	1.25%	0.20%

I	Less than 1.0 to 1.0	0%	1.00%	0.15%

Section 2.6. Section 5.1 of the Credit Agreement is hereby amended by inserting in proper alphabetical order the following new defined terms:

“Domestic Subsidiary” means each Subsidiary that is not a Foreign Subsidiary.

“BANA Letter of Credit” means the irrevocable letter of credit No. 7403807 issued by Bank of America, N.A. in the stated amount of $4,855,232.88, which shall be a Letter of Credit for all purposes of this Agreement.

Section 2.7.The defined term “L/C Sublimit” contained in Section 5.1 of the Credit Agreement is hereby amended in its entirety and as so amended shall read as follows:

“L/C Sublimit” means $30,000,000, as reduced pursuant to the terms hereof; provided that not more than $5,000,000 shall be available for the BANA Letter of Credit.

Section 2.8.The defined term “Revolving Credit Termination Date” contained in Section 5.1 of the Credit Agreement is hereby amended in its entirety and as so amended shall read as follows:

“Revolving Credit Termination Date” means April 1, 2013, or such earlier date on which the Revolving Credit Commitments are terminated in whole pursuant to Section 1.12, 9.2 or 9.3 hereof.

Section 2.9.Section 8.9(f) of the Credit Agreement is hereby amended in its entirety and as so amended shall read as follows:

(f) (i) the Company’s and its Domestic Subsidiaries investments from time to time in its Domestic Subsidiaries, the Borrowers and the Guarantors and (ii) investments made from time to time by the Company or any Subsidiary in one or more of its Foreign Subsidiaries (excluding open intercompany trade accounts arising in the ordinary course of business which are not more than 30 days past due) that are not Borrowers or Guarantors at any one time outstanding in an amount that does not exceed in the aggregate 25% of the total amount of all assets of the Company and its Subsidiaries as shown on the Company’s most recent financial statements delivered pursuant to Section 8.5 hereof;

Section 2.10.Section 8.9(h) of the Credit Agreement relating to Acquisitions is hereby amended by (i) deleting the amount “$20,000,000” appearing in such section and inserting in its place the amount “$30,000,000” and (ii) re-lettering subsection (h) as subsection (g).

Section 2.11.Section 8.9(i) of the Credit Agreement is hereby amended in its entirety and as so amended shall be re-lettered as subsection (h) and shall read as follows:

(h) other investments, loans, and advances by the Company and its Subsidiaries, in addition to those otherwise permitted by this Section at any one time outstanding in an amount not to exceed in the aggregate 10% of the total amount of all assets of the Company and its Subsidiaries as shown on the Company’s most recent financial statements delivered pursuant to Section 8.5 hereof.

Section 2.12.The term “Lenders” as defined in Section 5.1 of the Credit Agreement shall mean and include the Lenders currently party to the Credit Agreement and, from and after the Effective Time, RBS Citizens, N.A. and HSBC Bank USA, N.A. (each, a “New Lender”), with Commitments as set forth on Schedule 1 hereto. Each New Lender agrees to be bound by the terms and conditions set forth in the Credit Agreement as if it were an original signatory thereto. From and after the Effective Time each New Lender shall have all the rights of a Lender under the Credit Agreement as if it were an original signatory thereto, including all rights with respect to the applicable fees accrued on and after the Effective Time.

Section 2.13.The Company has requested that from and after the Effective Time the aggregate Revolving Credit Commitments of the Lenders be increased by $75,000,000, with such increase being allocated to certain of the Lenders (including the New Lenders). Accordingly, the Revolving Credit Commitments of the Lenders set forth on Schedule 1 to the Credit Agreement are hereby amended in their entirety and as so amended shall be as set forth on Schedule 1 to this Amendment. If any Revolving Loans are outstanding under the Credit Agreement as of the Effective Time, the Company irrevocably authorizes and directs the Lenders (including the New Lenders) to make (nonratably if necessary, but otherwise subject to the terms and conditions of the Credit Agreement as amended hereby) Revolving Loans in an amount sufficient to (and the Company hereby irrevocably authorizes and directs the Lenders to apply such Revolving Loan to), pay and discharge the Revolving Loans of the Lenders (nonratably if necessary) such that the percentage of each Lender’s Revolving Credit Commitment in use immediately after giving effect to such application is equal. Such purchases and sales shall be arranged through the Administrative Agent and each Lender (including the New Lenders) hereby agrees to execute such further instruments and documents, if any, as the Administrative Agent may reasonably request in connection therewith.

Section 2.14.The Company hereby designates, and the Administrative Agent hereby approves, Bank of America, N.A. as an L/C Issuer solely for purposes of issuing the BANA Letter of Credit.

Article III
Representations And Warranties

Section 3.1.Credit Agreement Representations. In order to induce the Lenders (including the New Lenders) and the Administrative Agent to enter into this Amendment, each Borrower hereby reaffirms, as of the date hereof, its representations and warranties contained in Section 6 of the Credit Agreement and additionally represents and warrants to the Administrative Agent and each Lender (including the New Lenders) as set forth in this Article III.

Section 3.2.Due Authorization, Non-Contravention, etc. The execution, delivery and performance by each Borrower and each Guarantor of this Amendment are within such Borrower’s and such Guarantor’s powers, have been duly authorized by all necessary corporate action, and do not:
(a) contravene any Borrower’s or any Guarantor’s constituent documents;
(b) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting any Borrower or any Guarantor; or
(c) result in, or require the creation or imposition of, any Lien on any of the properties of a Borrower or a Guarantor.

Section 3.3.Government Approval, Regulation, etc. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required for the due execution, delivery or performance by any Borrower or any Guarantor of this Amendment.

Section 3.4.Validity, etc. This Amendment constitutes the legal, valid and binding obligation of each Borrower and each Guarantor enforceable in accordance with its terms.

Article IV
Conditions Precedent

Section 4.1.Effectiveness. This Amendment shall become effective as of the opening of business on May 20, 2008 (the “Effective Time”) subject to the satisfaction of all of the following conditions precedent on or before such date:
(a) The Borrowers, the Guarantors, the Administrative Agent, and the Lenders (including the New Lenders) shall have executed and delivered this Amendment.
(b) The Administrative Agent shall have received certified copies of resolutions of the executive committee of the boards of directors (or equivalent governing body) of the Company authorizing the execution, delivery and performance of this Amendment and the Credit Agreement as amended by this Amendment and indicating the authorized signers of this Amendment and the specimen signatures of such signers.
(c) The Administrative Agent shall have received for each Lender copies of resolutions of each Guarantor’s Board of Directors (or similar governing body) authorizing the execution, delivery and performance of this Amendment and the Credit Agreement as amended by this Amendment and the consummation of the transactions contemplated hereby and thereby, together with specimen signatures of the persons authorized to execute such documents on each Guarantor’s behalf, all certified in each instance by its Secretary or Assistant Secretary;
(d) The Administrative Agent shall have received for each New Lender such Lender’s duly executed Notes of each Borrower dated the date hereof and otherwise in compliance with the provisions of Section 1.11 of the Credit Agreement;

(e) The Administrative Agent shall have received an opinion of counsel to the Company in form acceptable to the Administrative Agent and covering such matters relating to the transactions contemplated hereby as the Administrative Agent may request;
(f) The Administrative Agent shall have received for itself and the Lenders (including to New Lenders) the fees as agreed to between the Administrative Agent and the Company; and
(g) Legal matters incident to the execution and delivery of this Amendment shall be satisfactory to the Administrative Agent and its counsel.

Article V
Miscellaneous Provisions

Section 5.1.Ratification of and References to the Credit Agreement. Except for the amendments expressly set forth above, the Credit Agreement and each other Loan Document is hereby ratified, approved and confirmed in each and every respect. Reference to this specific Amendment need not be made in the Credit Agreement, the Notes, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Credit Agreement, any reference in any of such items to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby.

Section 5.2.Headings. The various headings of this Amendment are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

Section 5.3.Execution in Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single agreement.

Section 5.4.No Other Amendments. Except for the amendments expressly set forth above, the text of the Credit Agreement and the other Loan Documents shall remain unchanged and in full force and effect, and the Lenders and the Administrative Agent expressly reserve the right to require strict compliance with the terms of the Credit Agreement and the other Loan Documents.

Section 5.5.Costs and Expenses. The Company agrees to pay on demand all costs and expenses of or incurred by the Administrative Agent in connection with the negotiation, preparation, execution and delivery of this Amendment, including the fees and expenses of counsel for the Administrative Agent.

Section 5.6.Governing Law. This Amendment shall be construed in accordance with and governed by the law of the State of Illinois.

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers as of the day and year first above written.

“Borrowers”

AMCOL International Corporation

By	/s/ Donald W. Pearson
	Name:	Donald W. Pearson
	Title:	VP and CFO

CETCO Europe Ltd.

By	/s/ Gary L. Castagna
	Name:	Gary L. Castagna
	Title:	Director

AMCOL Minerals Europe, Ltd. (f/k/a
Colin Stewart Minchem Limited)

By	/s/ Gary L. Castagna
	Name:	Gary L. Castagna
	Title:	Director

CETCO Poland SP. Z.O. O

.By	/s/ Gary L. Castagna
	Name:	Gary L. Castagna
	Title:	Director

Volclay Pty. Ltd.

By	/s/ Gary L. Castagna
	Name:	Gary L. Castagna
	Title:	Director

“Guarantors”

AMCOL International Corporation

By	/s/ Donald W. Pearson
	Name:	Donald W. Pearson
	Title:	VP and CFO

Ameri-Co Logistics, Inc.

By	/s/ Gary L. Castagna
	Name:	Gary L. Castagna
	Title:	Treasurer

American Colloid Company

By	/s/ Gary L. Castagna
	Name:	Gary L. Castagna
	Title:	Treasurer

Colloid Environmental Technologies Company

By	/s/ Gary L. Castagna
	Name:	Gary L. Castagna
	Title:	Treasurer

AMCOL Specialties Holdings, Inc.

By	/s/ Gary L. Castagna
	Name:	Gary L. Castagna
	Title:	Treasurer

CETCO Oilfield Services Company

By	/s/ Gary L. Castagna
	Name:	Gary L. Castagna
	Title:	Treasurer

“Lenders”

Harris N.A., in its individual capacity as a Lender, as L/C Issuer, and as Administrative Agent

By	/s/ Thad D. Rasche
	Name:	Thad D. Rasche
	Title:	Director

Wells Fargo Bank, N.A., individually as a Lender and as Syndication Agent

By	/s/ Corinne Potter
	Name:	Corinne Potter
	Title:	Vice President

Bank of America, N.A., individually as a Lender and as Documentation Agent

By	/s/ Daniel R. Petrik
	Name:	Daniel R. Petrik
	Title:	Senior Vice President

The Northern Trust Company

By	/s/ Brandon Rolek
	Name:	Brandon Rolek
	Title:	Vice President

RBS Citizens, N.A.

By	/s/ David Beatty
	Name:	David Beatty
	Title:	Vice President

HSBC Bank USA, N.A.

By	/s/ Andrew Bicker
	Name:	Andrew Bicker
	Title:	Vice President

Schedule 1

Commitments

Name of Lender	Revolving Credit Commitment	Swing Line Sublimit
Harris N.A.	$55,000,000	$10,000,000
Wells Fargo Bank N.A.	$52,500,000
Bank of America, N.A.	$52,500,000
The Northern Trust Company	$30,000.000
RBS Citizens, N.A.	$25,000,000
HSBC Bank USA, N.A.	$10,000,000
Total	$225,000,000	$10,000,000